Exhibit 99.1

Logiq Signs Binding LOI to Acquire Digital Marketing Agency Battle Bridge

Strategic Transaction Seen as Synergistic, Accretive to 2022 Earnings

Company Targets Breakeven EBITDA Run Rate by Year End

New York, NY – February 17, 2022 – Logiq, Inc. (OTCQX: LGIQ, NEO: LGIQ), a global provider of award-winning consumer acquisition solutions, today announced it has signed a binding Letter of Intent (LOI) to acquire certain assets of Battle Bridge Labs LLC, (“Battle Bridge”) a Tulsa, Oklahoma-based digital brand marketing agency.

Battle Bridge is a rapidly growing, leading boutique provider of digital brand marketing services including pay-per-click management, social media marketing, funnel creation and optimization, SEO, web design, conversion optimization and more. It anticipates booking $3.8 million in 2022 revenue with $1.4 million in (EBITDA) positive cash flow. It is a certified partner of Google, Shopify, bing ads, ima, and has been featured in Forbes, HuffPo, Wix.com and other leading publications.

The two companies have been collaborating on projects recently, and Logiq management has been favorably impressed with Battle Bridge’s management, content creation quality and operational execution. This transaction, as envisioned, is expected to bring Logiq incremental revenue and accretive earnings while synergistically increasing its content creation resource and broadening its digital marketing expertise — enabling both businesses to scale their assets and operations for accelerating growth.

Binding LOI Terms

Under the terms of the LOI, the parties intend to complete a formal purchase agreement by the end of the current quarter. Pursuant to the LOI, Logiq intends to purchase certain assets of Battle Bridge for total consideration of $3.25 million, consisting of $250,000 of cash and the issuance of $3 million of restricted shares of common stock, which shares will be subject to a minimum one-year lockup provision with leak-out gates in the second year. It is currently contemplated that the transaction will be structured as an asset purchase, and that certain employees of Battle Bridge will become employees of Logiq upon transaction closing. The LOI contains a “no-shop” provision, certain non-compete provisions, and certain closing conditions, including, without limitation, receipt of shareholder approval (to the extent applicable) and other customary due diligence and closing conditions, with both parties paying their own legal, accounting and other transaction costs.

Executive Commentary

Travis Phipps, Battle Bridge Founder and President, said, “Battle Bridge is eager to scale our talent, resources, experience and customer base, and joining forces with Logiq achieves that and enables the rapid growth on which we at Battle Bridge thrive.”

Brent Suen, Logiq Chairman and CEO, said, “We’ve enjoyed collaborating with Battle Bridge in recent months, appreciate their expertise and effectiveness, and see this transaction as a win-win combination that accelerates growth and opportunity for both businesses.

“The big takeaway for investors is that this is just one of several potentially accretive acquisitions that we’re currently considering,” Mr. Suen added. “We’ve analyzed an initial list of nearly 100 prospective industry targets, narrowed it down to a short list of exciting, innovative and accretive targets that we are actively exploring for a transaction. Financially, our goal for 2022 is to reach a breakeven EBITDA run rate by year-end – a goal that shapes every strategic decision.”

About Logiq

Logiq Inc. is a U.S.-based leading global provider of e-commerce and customer acquisition solutions by simplifying digital advertising. It provides a data-driven, end-to-end marketing through its results solution or providing software to access data by activating campaigns across multiple channels.

Connect with Logiq: Website | LinkedIn | Twitter| Facebook.

Important Cautions Regarding Forward Looking Statements

This press release contains certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the Safe Harbor created by those sections. This press release also contains forward-looking statements and forward-looking information within the meaning of Canadian securities legislation that relate to Logiq’s current expectations and views of future events. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “expects”, “will continue”, “is anticipated”, “anticipates”, “believes”, “estimated”, “intends”, “plans”, “forecast”, “projection”, “strategy”, “objective” and “outlook”) are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this press release should not be unduly relied upon.

These statements speak only as of the date of this press release. Forward-looking statements are based on a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond Logiq’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking statements. In particular and without limitation, this press release contains forward-looking statements regarding our products and services, the use and/or ongoing demand for our products and services, expectations regarding our revenue and the revenue generation potential of our products and services, our partnerships and strategic alliances, potential strategic transactions, the impact of global pandemics (including COVID-19) on the demand for our products and services, industry trends, overall market growth rates, our growth strategies, the continued growth of the addressable markets for our products and solutions, our business plans and strategies, the proposed acquisition of certain assets of Battle Bridge, including, without limitation, our ability to successfully negotiate and finalize a purchase agreement governing the terms of such acquisition, the structure of the transaction, timing of the transaction, and the valuation and success of the businesses after completion of the transaction, if any, and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K and any subsequent public filings, and filings made pursuant to Canadian securities legislation that are available on www.sedar.com, including under the heading “Risk Factors” in the Company’s Canadian Prospectus.

Logiq undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. New factors emerge from time to time, and it is not possible for Logiq to predict all of them, or assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

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Brent Suen, Chief Executive Officer
Logiq, Inc.
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